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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement of CalEnergy Company, Inc. (the "Company"), CalEnergy Capital Trust IV, CalEnergy Capital Trust V and CalEnergy Capital Trust VI on Form S-3 of our report dated March 10, 1995 on our audit of the consolidated financial statements of Magma Power Company and subsidiaries for the year ended December 31, 1994 which report is included in the Company's Form 10-K for the year ended December 31, 1996. We also consent to the reference to our Firm under the caption "Experts".



                                                      /s/ Coopers & Lybrand LLP

San Diego, California
September 17, 1997